Exhibit 99.1
MediaAlpha Announces Chief Financial Officer Transition
Tigran Sinanyan, SVP of Finance and Former CFO, to Succeed Pat Thompson as CFO
Third Quarter 2026 Results Expected to Be At or Above the Top End of Previously Disclosed Guidance Ranges
LOS ANGELES, September 3, 2026 (GLOBE NEWSWIRE) — MediaAlpha, Inc. (NYSE: MAX) ("MediaAlpha" or the "Company"), the insurance industry’s leading programmatic customer acquisition platform, today announced that Pat Thompson will step down as Chief Financial Officer (CFO), effective October 1, 2026. Tigran Sinanyan, the Company’s Senior Vice President (SVP) of Finance, will succeed Mr. Thompson as CFO as of that date. Mr. Sinanyan served as MediaAlpha's CFO from 2015 to 2021, and as VP of Finance from 2012 to 2015, leading the finance team through a period of significant growth that included the Company's 2020 IPO. He rejoined the Company as SVP of Finance in July 2025.
“On behalf of everyone at MediaAlpha, I want to thank Pat for his many contributions over the past five years,” said Steve Yi, CEO and Co-Founder of MediaAlpha. “Pat has been a key leader of our company, guiding the organization through a generational downturn in the P&C insurance industry and helping to drive the record financial performance we are now delivering. He also built a strong financial organization that will support MediaAlpha’s robust growth for many years to come. I am personally grateful for Pat's steadfast partnership over these five years, and we wish him continued success in all that comes next. We are also very excited to welcome Tigran back into the CFO role. Tigran’s deep knowledge of our business, our partners and our industry, and his financial and business acumen, make him an ideal financial leader for MediaAlpha as we pursue our strategic growth agenda.”
“It has been a privilege to serve as MediaAlpha’s CFO,” said Mr. Thompson. “I’m proud of the record results that our team has delivered, and I’m confident the Company is in excellent hands with Tigran. I am dedicated to ensuring a smooth handoff and continuing to support the company in the coming months.”
“MediaAlpha is an extraordinary company, and having been part of its executive leadership in both operations and finance, I’ve had the privilege of helping build and scale the business from its early days," said Mr. Sinanyan. "During my tenure at MediaAlpha, I have gained a deep, end-to-end understanding of what makes our programmatic platform and partner relationships successful, and as CFO I look forward to working closely with the broader leadership team to continue driving disciplined growth and long-term value for our shareholders.”
Mr. Thompson’s last day will be October 30, 2026, and he will continue as a consultant to the Company through February 2027 to ensure an effective transition of duties.

Updated Third Quarter 2026 Guidance
MediaAlpha also provided an update regarding its expectations for the third quarter of 2026. The Company now expects third quarter 2026 Revenue, Contribution, and Adjusted EBITDA to be at or above the top end of the previously disclosed guidance ranges included in its second quarter earnings release issued on July 29, 2026. Please refer to the Company’s second quarter earnings release for such guidance ranges and information regarding such financial measures.
About MediaAlpha
We believe we are the insurance industry’s leading programmatic customer acquisition platform. With more than 1,150 active partners, in addition to our agent partners, we connect insurance carriers with online shoppers and generated over 141 million Consumer Referrals in 2025. Our programmatic advertising technology powered $2.2 billion in spend in 2025 on brand, comparison, and metasearch sites across property & casualty insurance, health insurance, life insurance, and other industries. For more information, please visit www.mediaalpha.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s management transition, its expectations regarding its business and future performance, and its expectations regarding the Company’s financial guidance for the third quarter. Words such as “will,” “expect,” “anticipate,” “believe,” “intend,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the Company’s control. Accordingly, the Company cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially, including those described in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update any forward-looking statements after the date of this press release, except as required by law.
Investor Relations Contact
Investors@mediaalpha.com
Media Contact
PR@mediaalpha.com